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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                        ---------------------------------



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 4, 2002




                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                           UNIVERSAL COMPRESSION, INC.
--------------------------------------------------------------------------------
           (Exact names of registrants as specified in their charters)



            DELAWARE                 001-15843                  13-3989167
             TEXAS                   333-48279                  74-1282680
------------------------------     -------------            --------------------
(States or other jurisdictions      (Commission                (IRS Employer
     of incorporation)             File Numbers)            Identification Nos.)




     4440 BRITTMOORE ROAD, HOUSTON, TEXAS                           77041
-----------------------------------------------             --------------------
   (Address of principal executive offices)                       (Zip Code)



                                 (713) 335-7000
                            ------------------------
              (Registrants' telephone number, including area code)



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Item 5.      Other Events and Regulation FD Disclosure.

         Earnings Release. Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release issued on January 28, 2002 by Universal Compression Holdings, Inc. (the "Company") with respect to the Company's results for its third fiscal quarter ended December 31, 2001.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

         Exhibit No.            Description
         -----------            -----------

            99.1                Press Release dated January 28, 2002.


Item 9.  Regulation FD Disclosure.

         On Tuesday morning, January 29, 2002, the Company broadcast a conference call live over the Internet to investors to discuss the results of its third quarter of fiscal year 2002 and other corporate matters. A transcript of the call will be archived through February 5, 2002 for those unable to listen to the live broadcast. To access the transcript, log on to www.universalcompression.com or www.prnewswire.com.

         During the call, the Company discussed its revenues and EBITDA, as adjusted (as defined below), for the recent quarter, specific revenue and margin information with respect to its various business segments and its $101 million fabrication backlog at the end of the quarter. As of December 31, 2001, including its operating leases, the Company's debt to capitalization ratio was 55.5%. The Company also discussed its preliminary expectations for the current quarter ending March 31, 2002, including revenues of approximately $180 million, EBITDA, as adjusted, of approximately $58-59 million, operating lease expense of approximately $21 million and depreciation expense of approximately $13-14 million. Earnings per share for the quarter are expected to be $0.47-$0.48. These expectations for the quarter ended March 31, 2002 do not include any potential negative impact as a result of the financial situation in Argentina, as discussed in more detail below.

         For the current fiscal year ending March 31, 2002, the Company discussed its expectations for revenues of approximately $670-675 million, and for EBITDA, as adjusted, of approximately $212-213 million. The Company expects capital expenditures, excluding acquisitions, for the current fiscal year to be approximately $190


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million, of which approximately $110 million is expected to be for domestic expansion, approximately $45 million is expected to be for international expansion, approximately $25-27 million is expected to be maintenance capital expenditures and approximately $5 million is expected to be for general corporate expenditures. Under current market conditions and without taking into account any potential negative impact as a result of the current situation in Argentina (discussed in more detail below), the Company expects earnings per share to be approximately $1.71-$1.72 for the current fiscal year. The Company currently expects capital expenditures, excluding acquisitions, for the fiscal year ending March 31, 2003 to be approximately $140-170 million.

         EBITDA, as adjusted, is defined as net income plus taxes, interest expense, leasing expense, management fees, depreciation and amortization, excluding non-recurring items and extraordinary gains or losses. EBITDA, as adjusted, represents a measure upon which the Company's management assesses financial performance, and financial covenants in the Company's current financing arrangements are tied to similar measures. The financial covenants in the Company's current financing arrangements permit the Company to exclude non-recurring and extraordinary gains and losses from its calculation of EBITDA, as adjusted. EBITDA, as adjusted, is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to operating income or net income as an indicator of the Company's operating performance or to net cash provided by operating activities as a measure of the Company's liquidity. Additionally, the EBITDA, as adjusted, computation used herein may not be comparable to other similarly titled measures of other companies.

         As noted in the earnings release, the financial situation in Argentina has the potential to negatively impact the Company's future results. The Company indicated that it has commenced negotiations with its customers in Argentina as to the currency in which contract amounts are to be paid, as mandated by the Argentine government. Until resolution of these issues with its Argentine customers, this situation could result in decreased EBITDA, as adjusted, to the Company of $1 million - $3 million per quarter.

         The Company noted a slight decline in the domestic contract compression market in the recent quarter. The average horsepower utilization rate for the fleet for the fiscal third quarter was 89%, which was consistent with the year prior quarter but a decrease from the second fiscal quarter average rate of 90%. The Company said that recent overall fleet spot utilization was down slightly to 87.5%. In response to a question, the Company estimated that a 1% decrease in utilization of its fleet would likely result in a decline in annual revenues of approximately $3 million and a decline in annual EBITDA, as adjusted, of approximately $2 million.

         The Company mentioned that it had recently reviewed its fleet to identify compressors that were underperforming relative to the rest of its fleet due to such factors as geographic location, age or maintenance. Following this review, the Company sold approximately 230 compressors, averaging roughly 30 horsepower each, to its customers. The Company's contract compression equipment asset value on the balance sheet will be adjusted for the gain from these sales and there will be no income statement impact.


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         The Company expects to release financial results for its current fiscal year ending March 31, 2002 in the latter half of May 2002.

         Statements about the Company's outlook and all other statements in this Report other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are beyond the Company's control, that could cause its actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact our future performance. Such risks and uncertainties include, but are not limited to, (1) failure to consummate acquisitions or integrate acquired businesses, (2) conditions in the oil and gas industry, including the demand for natural gas as well as impacts from the price of natural gas and oil, (3) competition among the various providers of contract compression services, (4) changes in safety and environmental regulations pertaining to the production and transportation of natural gas, (5) changes in economic or political conditions in the markets in which the Company operates, (6) acts of war or terrorism or governmental or military responses thereto, (7) introduction of competing technologies by other companies, (8) the ability to retain and grow our customer base, (9) employment workforce factors, including loss of key employees, and (10) liability claims related to the use of the products and services. These factors, when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, copies of which are available to the public. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                     UNIVERSAL COMPRESSION HOLDINGS, INC.
                                     UNIVERSAL COMPRESSION, INC.
                                        (Registrants)



Date:  February 4, 2002              By: /s/  RICHARD W. FITZGERALD
                                         ---------------------------------------
                                         Richard W. FitzGerald
                                         Senior Vice President and Chief
                                            Financial Officer









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                                  EXHIBIT INDEX



      Exhibit No.          Description
      -----------          -----------

         99.1              Press Release dated January 28, 2002.
























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